Digitiliti Elects New Chairman, Approves Debt Restructure Plan

St. Paul, MN (Dec 05, 2008) – Digitiliti, Inc. (Pink:DIGI), a rapidly growing company that provides market changing on-line data management solutions to enterprise class businesses, elected a new Chairman to the Board of Directors on December 2, 2008.  Roy A. Bauer replaced Brad D. Wenzel, who tendered his resignation as Chairman.  Mr. Wenzel remains on the Board as a director.

In a letter to Shareholders dated December 05, 2008, Digitiliti (www.digitiliti.com) announced a debt restructuring plan to be proposed to its 12% convertible note holders. The plan offers incentives to note holders to either convert their existing convertible notes or extend the term of their existing notes.  Additional information is contained in the Company’s 8-K Current Report that has been filed with the Securities and Exchange Commission.   The Company has also been aggressively taking steps to reduce overall operating costs and is pursuing strategic alternatives to raise additional capital.

About Digitiliti:

Digitiliti, based in St. Paul, Minnesota, is a pioneer and technology leader in the on-line data management business.  Digitiliti’s fast growth results from its focus on providing SMB/SME companies with easy to use enterprise class features including rapid file restoration, comprehensive file management for compliance and off-site data protection.

Forward Looking Statements:

This release contains forward-looking statement.  Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to the possibility that some or all of the pending matters and transactions considered by the Company may not proceed as contemplated.  These statements are made based upon current expectations that are subject to risk and uncertainty. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Further discussion of risk factors can be found in the Company’s Form 10 Registration Statement filed with the Securities & Exchange Commission, in Item 1A, at http://www.sec.gov.

Contacts:

Digitiliti, Inc.

Kris Caulfield, 651-925-3203